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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the Registration Statements of CEM Corporation on Form S-8 (File Numbers 33-11952, 33-25739, 33-53694, 33-75366, 33-75368, 33-80136 and 33-87676) of our report dated July
24, 1995, on our audits of the consolidated financial statements and financial statement schedule of CEM Corporation as of June 30, 1995 and 1994, and for the years ended June 30, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.


Charlotte, North Carolina
September 22, 1995